Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-47917, 333-67810, 333-60470, 333-60466, 033-97972, 333-126016, 333-108311 and 333-152705) of Patterson-UTI Energy, Inc. of our report dated February 18, 2009 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
February 18, 2009